SCHEDULE 14A INFORMATION

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SERENA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a form of letter sent to members of management informing them of their equity incentive compensation package following the proposed merger.

SERENA SOFTWARE, INC.

December     , 2005

TO:	[NAME OF MANAGEMENT PARTICIPANT]

FROM:	MARK WOODWARD

RE:	EQUITY COMPENSATION OPPORTUNITIES

INTRODUCTION

We appreciate your patience with respect to the equity incentive portion of your compensation package. The senior management team has worked with Silver Lake Partners and its legal advisors to develop an attractive equity incentive program that accomplishes the following objectives:

1)	Rewards employees for value creation
2)	Provides for close alignment of interests between shareholders and employees
3)	Provides for close alignment of interests across business functions and across geographies

The plan is comprised of 2 basic elements:

1)	New Time and Performance-Based Options
2)	Co-Investment Opportunity

These equity incentives are designed to provide you and other members of management of Serena with a significant ownership interest in our company going forward. Through the stock options and co-investment opportunity, Serena’s management will have the opportunity to own or have options exercisable for up to approximately 10% of the common stock of Serena (“new Serena”) on a fully diluted basis as of the closing of the merger (the actual percentage will depend on the amount of co-investment). As summarized in Section II below, you will be provided a one-time opportunity to roll options in connection with the closing. In addition, you will also have an opportunity to acquire common stock of new Serena in connection with the closing.

The grant of your new stock options and any co-investment you elect to make will take place on, or immediately following, the closing of the merger. These materials are intended to provide you with general information about the new equity incentive plans to be adopted by new Serena and the specific option grant and co-investment opportunity that will be made available to you. You are encouraged to ask as many questions as you may have about these programs.

Please note that the information contained in this memorandum is subject to the more detailed documentation that will be provided at a later time. In the case of any conflicts between the information in this memorandum and the definitive documents relating to the matters discussed in this memorandum, the definitive documents will control.

In addition, please note that the adoption of the programs described in this memorandum is subject to the approval of Serena’s board of directors and our ability to structure the programs in compliance with applicable legal requirements.

THIS COMMUNICATION IS NOT AN OFFER OF ANY SECURITIES FOR SALE. ANY OFFERING OF EQUITY SECURITIES OF THE COMPANY, INCLUDING SHARES OF COMPANY COMMON STOCK OR OPTIONS TO ACQUIRE COMPANY COMMON STOCK, WILL BE MADE ONLY BY MEANS OF A PROSPECTUS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

THE INFORMATION IN THIS COMMUNICATION IS CONFIDENTIAL AND MAY NOT BE DISCLOSED TO ANY OTHER PERSON WITHOUT THE WRITTEN CONSENT OF THE COMPANY.

IN COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, THE COMPANY NOTIFIES YOU THAT THE DISCUSSION OF TAX MATTERS SET FORTH IN THIS MEMORANDUM WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE MATTERS DESCRIBED IN THIS MEMORANDUM AND WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSES OF AVOIDING TAX-RELATED PENALTIES UNDER FEDERAL, STATE OR LOCAL TAX LAW. YOU SHOULD SEEK LEGAL, ACCOUNTING AND TAX ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM INDEPENDENT ADVISORS.

IN CONNECTION WITH THE PROPOSED MERGER, SERENA WILL FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY SERENA AT THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV. THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM SERENA BY DIRECTING SUCH REQUEST TO SERENA INVESTOR RELATIONS, 2755 CAMPUS DRIVE, 3RD FLOOR, SAN MATEO, CALIFORNIA 94403-2538, USA, TELEPHONE: (650) 522-6600.

SERENA AND ITS DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN OTHER MEMBERS OF ITS MANAGEMENT AND EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ITS

STOCKHOLDERS IN CONNECTION WITH THE PROPOSED MERGER. INFORMATION REGARDING THE INTERESTS OF SUCH DIRECTORS AND EXECUTIVE OFFICERS IS INCLUDED IN SERENA’S PROXY STATEMENT FOR ITS 2005 ANNUAL MEETING OF STOCKHOLDERS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2005, AND INFORMATION CONCERNING ALL OF SERENA’S PARTICIPANTS IN THE SOLICITATION WILL BE INCLUDED IN THE PROXY STATEMENT RELATING TO THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE. EACH OF THESE DOCUMENTS IS, OR WILL BE, AVAILABLE FREE OF CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV AND FROM SERENA INVESTOR RELATIONS, 2755 CAMPUS DRIVE, 3RD FLOOR, SAN MATEO, CALIFORNIA 94403-2538, USA, TELEPHONE: (650) 522-6600.

I.

SENIOR EXECUTIVE STOCK OPTION PROGRAM

Time and Performance Stock Options

In order to closely align the interests of senior management and shareholders, encourage your continued employment with new Serena and provide a means for management to participate in the growth and success of new Serena, a stock option program will be implemented by new Serena at the closing.

•    You will be granted “Time Options” that will generally become exercisable (“vested”) over a period of four years after such Time Options are granted, subject to your continuous employment with the company at the time of such vesting.

a.	25% will vest 12 months after the date such Time Options are granted.

b.	The remaining 75% of the Time Options will vest in 36 equal monthly increments beginning at the end of the 13th month after such Time Options are granted.

•    You also will be granted “Performance Options” which will generally vest over the first five fiscal years after such Performance Options are granted, commencing at the end of fiscal year 2007, subject to your continuous employment with the company at the time of such vesting.

°	Full vesting of the 20% installment in any year upon achievement of the upper bound of management’s projected EBITA performance targets (“Management Plan”).

°	No vesting in any year if less than the lower bound of the Management Plan (“Minimum Performance Standard”) is achieved.

°	Proportional vesting if performance is between Minimum Performance Standard and Management Plan.

°	Vesting may “catch up” if future performance exceeds Management Plan.

•    Your Time Options and Performance Options are referred to as “New Options.” Your New Options will have a per share exercise price equal to $5.00, which is the same price being paid by the affiliates of Silver Lake Partners to acquire their shares in the merger. The options will be subject to the terms of Serena’s new stock option plan and a stockholders agreement, and will have a 10 year term. For additional details concerning the New Options, including the number of New Options you will be granted and details concerning termination and vesting, see Exhibits A, B and C.

•    Upon your ceasing to continue to be employed by new Serena, any unvested options will be terminated. If you cease to be employed due to your death or disability, or if you are terminated without cause or quit with good reason, you will have 12 months to exercise your vested options. If you quit without good reason, you will have 3 months to exercise your vested options, and if you are terminated for cause, all of your options, including your vested options, will be terminated without payment. In addition, the Company will have certain rights to purchase your options and shares upon your ceasing to be employed by new Serena. See Exhibit C.

•    You can exercise your stock options as soon as they are vested or at any later time before they expire.

•    In addition to the vesting terms described above, your New Options have the following additional vesting terms upon a change of control:

°	Upon a change of control of new Serena, all Time Options will vest.

°	Upon a change of control of new Serena, all Performance Options that have not previously vested will vest if in such change of control the shareholders of new Serena receive greater than $15 per share (adjusted for any changes in capitalization). If the shareholders of new Serena receive greater than $10 per share but less than $15 per share, then Performance Options scheduled to vest in any years prior to, and a pro rata portion (calculated based on the number of full weeks that have elapsed in such fiscal year prior to the change of control) of the Performance Options scheduled to vest in, the fiscal year that such change of control occurs will vest.

II.

CO-INVESTMENT OPPORTUNITY

You will be offered an opportunity to co-invest with Silver Lake Partners in new Serena. The co-investment opportunity will be a one-time opportunity associated with the closing and will be made available prior to the closing of the merger in a separate document we expect to forward to you in February.

Investment

You will have the opportunity to co-invest in two ways: You may elect to roll over all or a portion of your existing Serena stock options into fully vested options of new Serena on a tax-free basis (such rolled over options, your “Rollover Options”), or you can acquire shares in new Serena at $5.00 per share, which is the same price Silver Lake Partners is paying.

Rollover Options

•    To maintain your “in-the-money” value in your stock options, each Rollover Option will have an exercise price of $1.25 per share. The difference between the exercise price of $1.25 and the $5.00 price being paid by affiliates of Silver Lake Partners for new Serena shares represents the “in-the-money” value of each option. The number of new Serena shares subject to your Rollover Options will be equal to the “in-the-money” value of the old Serena options that you roll over, divided by $3.75. For example, if you roll over old Serena options that have $150,000 of “in-the-money” value, you will receive 40,000 Rollover Options, each with an exercise price of $1.25 per share.

•    Your Rollover Options will be fully vested.

Opportunity to Invest in New Serena Shares

•    You will be able to acquire shares in new Serena for $5.00 per share in connection with the closing of the merger. If you own shares of Serena common stock outside of a 401(k) or IRA, to the extent permissible under applicable laws, we intend to provide a mechanism for you to effectively roll over your investment into new Serena shares on a tax-free basis.

Co-Invest Options

•    To make this co-investment in new Serena as attractive as possible for you, if you invest the full amount of your Target Rollover Amount set forth on Exhibit A (either through the “in-the-money” value in your Rollover Options, or through your acquisition of new Serena shares), you will receive the full grant of additional New Options set forth on Exhibit A (your “Co-Invest Options”), some of which will vest in the same manner as your Time Options and some of which will vest in the same manner as your Performance Options. Note that if you do not invest the full amount of your Target

Rollover Amount, then the number of Co-Invest Options granted to you will be reduced proportionately.

You are under no obligation to accept this investment opportunity, and your decision will have no impact on your position or status with new Serena after the closing. You will still receive your New Options whether or not you accept this investment opportunity. Please note that your Rollover Options, New Options, Co-Invest Options and shares in new Serena will be illiquid securities.

EXHIBIT A

YOUR EQUITY INCENTIVE COMPENSATION

Executive:

I. New Options:

Time Option Grant:

Performance Option Grant:

Total New Option Grant:

Exercise Price: $5.00 per share

II. Opportunity to Invest in New Serena Shares:

Investment Opportunity to Acquire New Serena Shares

Investment Price: $5.00 per share

III. Rollover Options and Co-Invest Options

Target Rollover Amount: , which would be equal to of fully vested “in-the-money” Rollover Options in new Serena with an exercise price of $1.25 per share if the Target Rollover Amount were invested entirely through rolling of existing Serena stock options

Related Co-Invest Options (Time Option Vesting):

Related Co-Invest Options (Performance Option Vesting):

Total Related Co-Invest Options:

Exercise Price: $5.00 per share

You will have an opportunity to invest more than your Target Rollover Amount. If you invest an amount equal to or in excess of your Target Rollover Amount (either through the “in-the-money” value in your Rollover Options, or through your acquisition of new Serena shares), then you will receive the full grant of related Co-Invest Options. If you invest an amount less than your Target Rollover Amount, then the number of Co-Invest Options granted to you will be reduced proportionately.

At Target Rollover Amount

	Investment Value	Shares Acquired	Rollover Options	Related Co-Invest Options	New Options	Total Shares / Options	Total Value at Work
Cash Investment	$						$
Rollover Option Investment	$						$

EXHIBIT B

PERFORMANCE TARGETS APPLICABLE TO PERFORMANCE OPTIONS

	FY2007	FY2008	FY2009	FY2010	FY2011
EBITA Targets (in millions)
Lower Bound	$102.6	$114.8	$122.8	$131.3	$140.4
Upper Bound	106.3	127.8	138.8	151.1	164.7
Cumulative Lower Bound		217.4	340.2	471.5	611.9
Cumulative Upper Bound		234.1	372.9	524.0	688.7

Performance Targets: The performance targets set forth above may be revised in an equitable manner in connection with future corporate transactions (e.g., mergers or acquisitions).

Vesting Rules:

1.	No portion of the shares subject to a Performance Option will vest unless the Lower Bound EBITA target is achieved.

2.	If the Lower Bound EBITA target is achieved at the end of a specified fiscal year, 10% of the shares subject to a Performance Option shall vest.

3.	If the Upper Bound EBITA target is achieved at the end of a fiscal year, 20% of the shares subject to a Performance Option shall vest.

4.	In the event that actual EBITA results fall between the Lower Bound and Upper Bound EBITA targets, the percentage of shares subject to the Performance Options that will vest at the end of a fiscal year will be determined based on a straight line interpolation calculation.

5.	The Performance Options may also vest and become exercisable on a “catch-up” basis at the end of FY2008, FY2009, FY2010 and FY2011. At the end of FY2008, FY2009, FY2010 or FY2011, the applicable Cumulative Lower Bound and the Cumulative Upper Bound shall be substituted for the Lower Bound and Upper Bound for all prior fiscal years. Thereafter, rules 1 through 4 above shall be reapplied for each prior fiscal year. In the event that the recalculated amount at the end of any fiscal year would provide an amount of accelerated vesting that exceeds the aggregate amount of vesting otherwise applicable to the Performance Option, then the Performance Option shall be vested to such greater extent.

6.	EBITA shall be determined in accordance with U.S. generally accepted accounting principles, except that certain payments, including stock-based compensation expenses recognized under FAS 123(R), Silver Lake management fees, and all costs associated with this transaction will not be considered in calculating EBITA. For the avoidance of doubt, EBITA generally shall mean consolidated net income for a specified fiscal year plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income tax expense, (b) interest expense, (c) total amortization expense, and (d) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and shall further be calculated in accordance with the preceding sentence.

EXHIBIT C

OPTION AND SHARE RESTRICTIONS

You may exercise your New Options, Rollover Options and Co-Invest Options as soon as they are vested. However, your options and any shares you acquire on exercise (or which you acquire directly) will be subject to the following terms.

Co-Sale Rights: You will have the right to participate with Silver Lake Partners in certain sales of their new Serena shares.

Mandatory Sales: You will be obligated to sell your new Serena shares in connection with certain sales by Silver Lake Partners of their shares.

Serena Call Rights: New Serena will have certain rights to purchase your shares and options upon your ceasing to be employed with new Serena. If you cease to be employed due to your death or disability, new Serena may purchase your shares for fair market value (“FMV”). If you are terminated without cause or quit for good reason, new Serena may purchase your shares for FMV as long as such shares have been vested and outstanding more than six months. If you quit without good reason, new Serena may purchase your shares for FMV and purchase your vested options for the value of the spread between the shares price applicable to the shares at that time and the exercise price. If you are terminated for cause, new Serena may purchase your shares for the lower of the book value of the shares or FMV.

Right of First Refusal: New Serena will have a right of first refusal on the transfer of any shares or options. A right of first refusal means that if you decide to sell your shares or options to someone other than new Serena, you must offer them for sale to new Serena on the same terms first. If new Serena decides not to exercise its right of first refusal you can proceed with the sale of your shares.

Transfer Restrictions: Your will be restricted from transferring your shares in new Serena and options for such shares, subject to certain exceptions, including an exception for transfers of shares to certain estate planning vehicles that you might establish, for your benefit or the benefit of your family (including, without limitation, a trust, partnership, corporation or other entity).